
                    CONSOLIDATED DELIVERY & LOGISTICS, INC. AND SUBSIDIARIES
                                  NET INCOME (LOSS) PER SHARE
                 FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
                       (In Thousands Except Share Information)

SHARES CONSIDERED:                                                        1999               1998                1997
                                                                     ---------------    ---------------     --------------

Weighted average portion of shares outstanding at
December 31, 1996                                                      6,795,790          6,795,790           6,795,790

Weighted  average portion of 137,239 common shares
retired pursuant to sale of subsidiary                                  (137,239)          (137,239)           (125,583)

Weighted average portion of 8,333 common
shares issued in connection with the acquisition of a business             8,333              8,333               2,077

Weighted  average  portion of common shares  acquired in connection
with acquisition purchase price adjustment                               (29,367)           (18,183)                  -

Weighted  average  portion  of  206,185  common  shares  issued  in
connection with the acquisitions of businesses                           206,185             13,557                   -

Weighted average portion of 73,172 common shares issued in
connection with the Company's Employee Stock Purchase Plan                33,771                  -                   -

Weighted   average  portion  of  47,051  common  shares  issued  in
connection with executive compensation                                    34,418                  -                   -

Weighted  average  portion  of  389,533  common  shares  issued  in
connection with the acquisitions of businesses                           302,535                  -                   -
                                                                     -----------        ---------------     --------------

         Basic weighted average shares outstanding                     7,214,426          6,662,258           6,672,284

Incremental shares assumed issued in connection with stock
  options and warrants outstanding (a)                                   648,952            175,249               2,656

Incremental shares assumed issued in connection with the
  Company's Employee Stock Purchase Plan                                   4,450              1,496                   -
                                                                     ---------------    ---------------     --------------

         Diluted weighted average shares outstanding                   7,867,829          6,839,003           6,674,940
                                                                     ===============    ===============     ==============

Income (loss) from continuing operations                                  $2,911             $2,311              $1,657
Income (loss) from discontinued operations                                   -                  -                (1,198)
                                                                     ===============    ===============     ==============
Net income (loss)                                                         $2,911             $2,311                $459
                                                                     ===============    ===============     ==============
Basic income (loss) per share:
Continuing operations                                                       $.40               $.35                $.25
Discontinued operations                                                      -                  -                  (.18)
                                                                     ===============    ===============     ==============
Net income (loss) per share                                                 $.40               $.35                $.07
                                                                     ===============    ===============     ==============
Diluted income (loss) per share:
Continuing operations                                                       $.37               $.34                $.25
Discontinued operations                                                      -                  -                  (.18)
                                                                     ===============    ===============     ==============
Net income (loss) per share                                                 $.37               $.34                $.07
                                                                     ===============    ===============     ==============



The following common stock equivalents were excluded from the computation of diluted Earnings Per Share because the exercise or conversion price was greater than the average market price of common shares -


                                                              1999                1998                 1997
                                                         --------------      -------------        -------------
Stock options                                                522,546            573,684              685,038
Subordinated convertible debentures                          145,750            161,818              180,995
Seller financed convertible notes                             593,333            685,470                 -
                                                         ==============      =============        =============
